Exhibit 1.1
EXECUTION VERSION
3,500,000 Shares
CANADIAN SOLAR INC.
Common Shares
(No par value)
EQUITY UNDERWRITING AGREEMENT
July 16, 2008
DEUTSCHE BANK SECURITIES INC.,
PIPER JAFFRAY & CO.
As Representatives of the Underwriters
named in Schedule A hereto,
c/o Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, NY, 10005
And
c/o Piper Jaffray & Co.
345 California Street, Suite 2400
San Francisco, CA 94104
Ladies and Gentlemen:
     Canadian Solar Inc., a Canadian corporation (the “Company”), proposes to issue and sell to the Underwriters named in Schedule A hereto (each, an “Underwriter,” and together, the “Underwriters”) for whom Deutsche Bank Securities Inc. and Piper Jaffray & Co. are acting as representatives (together, the “Representatives”), an aggregate of 3,500,000 common shares (the “Firm Shares”) of the Company, no par value (the “Common Shares”). The respective amount of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule A hereto. The Company also proposes to sell at the Underwriters’ option an aggregate of up to 525,000 additional Common Shares (the “Option Shares”) as set forth below. The Firm Shares and, if and to the extent such option is exercised, the Option Shares, are collectively called the “Securities.”
     In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:
     Section 1. Representations and Warranties of the Company. The Company hereby represents, warrants and agrees with the Underwriters as follows:

               (a) An “automatic shelf registration statement” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form F-3 (File No. 333-152325) in respect of the Securities, including a form of prospectus (the “Base Prospectus”), has been prepared and filed by the Company not earlier than three years prior to the date hereof, in conformity in all material respects with the requirements of the Act and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form F-3. Copies of such registration statement, including any amendments thereto, the Base Prospectus, as supplemented by any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act, and including the documents incorporated in the Base Prospectus by reference (a “Preliminary Prospectus”), and the exhibits, financial statements and schedules to such registration statement, in each case as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rules 413(b) and 462(f) under the Act, is herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rules 430B or 430C under the Act and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. “Prospectus” means the form of prospectus relating to the Securities first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Act and in accordance with Section 3(a)(i). Any reference herein to the Registration Statement, any Preliminary Prospectus or to the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include any documents incorporated by reference therein, and, in the case of any reference herein to the Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424(b) under the Act, and prior to the termination of the offering of the Securities by the Underwriters.
               (b) As of the Applicable Time (as defined below) and as of the First Closing Date or the Option Closing Date (as defined in Section 2(b) hereto, as the case may be, neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the information included on Schedule B hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 6(f) herein. As used in this subsection and elsewhere in this Agreement:

          “Applicable Time” means 8:00 p.m. (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Representatives.
          “Statutory Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof.
          “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.
          “General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule B to this Agreement.
          “Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.
               (c) The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or the effectiveness of the Registration Statement, relating to the proposed offering of the Securities, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the Act and the Rules and Regulations. The documents incorporated, or to be incorporated, by reference in the Prospectus, at the time filed with the Commission conformed or will conform, in all respects to the requirements of the Securities Exchange Act of 1934 (“Exchange Act”) or the Act, as applicable, and the rules and regulations of the Commission thereunder. (i) At the time the Registration Statement initially became effective, (ii) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (iii) at the time of the first contract of sale for the Securities and (iv) on the Closing Date, the Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading. (i) On its date, (ii) at the time of filing the final Prospectus pursuant to Rule 424(b) and (iii) on the Closing Date, the Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of a material fact; and do not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 6(f) herein.

               (d) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference deemed to be a part thereof that has not been superseded or modified. If at any such time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in any part of the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
               (e) The Company has not, directly or indirectly, distributed and will not, prior to the later of the final Closing Date or completion of the distribution of the Securities, distribute any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Act and consistent with Section 3(b) below. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time and manner required under Rules 163(b)(2) and 433(d) under the Act.
               (f) (i) At the time of the filing of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) under the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act and (iv) at the date hereof, the Company is a “well-known seasoned issuer” as defined in Rule 405 under the Act. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Act objecting to the use of the automatic shelf registration form.
               (g) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities and (ii) as of the date hereof (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an ineligible issuer).
               (h) The financial statements of the Company, together with the related notes, set forth or incorporated by reference in the Registration Statement, the General Disclosure

Package and the Prospectus comply as to form in all material respects with the requirements of the rules and regulations of the Commission under the Securities Act and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles in the United States consistently applied throughout the periods involved. Deloitte Touche Tohmatsu CPA Ltd., which has expressed its opinion with respect to the financial statements and schedules incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus, is an independent public accounting firm with respect to the Company and its subsidiaries as required by the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder.
               (i) The Company has been duly organized, is validly existing as a corporation in good standing under the laws of Canada, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), results of operations, shareholders’ equity, properties, management, business or prospects of the Company and its subsidiaries, taken as a whole, or adversely effect the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Registration Statement, the General Disclosure Package and the Prospectus (“Material Adverse Effect”).
               (j) The Company does not own or control, directly or indirectly, any corporation, association or entity other than CSI Solartronics (Changshu) Co., Ltd., CSI Solar Manufacture Inc., CSI Solar Technologies Inc., CSI Central Solar Power Co., Ltd., CSI Cells Co., Ltd. (formerly known as CSI Solarchip International Co., Ltd.), Changshu CSI Advanced Solar Inc., CSI Solar Inc. and CSI Solar Power Inc. (each, a “Subsidiary”). Each Subsidiary of the Company has been duly organized, is validly existing as a corporation, partnership or limited liability company in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its respective property and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. Each Subsidiary’s business license is in full force and effect. The liability of the Company or any other equity investor in respect of equity interests held in each Subsidiary is limited to its investment therein. All of the issued shares of capital stock of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as disclosed in the General Disclosure Package and the Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims and were issued in compliance with the laws of the People’s Republic of China (the “PRC”) or other applicable securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right, except that the registered capital of CSI Central Solar Power Co., Ltd. and CSI Solar Power Inc. has not been fully paid up. The articles of association of each Subsidiary comply with the requirements of applicable law, including the PRC Company Law, and are in full force and effect.
               (k) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
               (l) The Company has an authorized capitalization as set forth in the Registration Statement, the General Disclosure Package and the Prospectus; and all of the outstanding Common Shares have been duly authorized and are validly issued, fully paid and non-assessable, were issued in compliance with all United States federal and state, Canadian provincial and other applicable securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right and conform to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. All of the Company’s options, warrants and other rights to purchase or exchange any securities for the Company’s Common Shares have been duly authorized and validly issued, conform to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus and were issued in compliance with all United States federal and state, Canadian provincial and other applicable securities laws.
               (m) The Securities have been duly authorized, and, when the Securities have been delivered and paid for in accordance with this Agreement on the Closing Date, will be validly issued, fully paid and non-assessable, and will be issued in compliance with all United States federal and state, Canadian provincial and other applicable securities laws and the issuance of the Securities will not be subject to any preemptive rights, rights of first refusal or similar rights.
               (n) [Reserved].
               (o) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement does not and will not contravene or result in a breach or violation of any of the terms or provisions of, the imposition of any lien, charge or encumbrance on any property or assets of the Company and its subsidiaries or constitute a default under, any provision of applicable law or the articles or by-laws (or similar organizational documents) of the Company or any of its subsidiaries or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification or filing with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states or Canadian province in connection with the offer and sale of the Securities and.
               (p) Subsequent to the dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has not occurred any change in the capital stock or long-term borrowings of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), or in the results of operations, shareholders’ equity, management, properties, business or prospects of Company and its subsidiaries, taken as a whole, from that set forth in the General Disclosure Package and the Prospectus provided to prospective purchasers of the Securities.
               (q) Subsequent to the dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not (i) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared or paid any dividend on its capital stock.
               (r) The Company and each of its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the General Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company and its subsidiaries.
               (s) Except as described in the General Disclosure Package and the Prospectus, the Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Company and its subsidiaries are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.
               (t) The statistical and market-related data included under the captions “Summary,” and “Risk Factors” in the General Disclosure Package and the Prospectus and under the captions “Item 3. Key Information,” “Item 4. Information on the Company” and “Item 5. Operating and Financial Review and Prospects” in the Company’s most recent Annual Report on Form 20-F and the consolidated financial statements of the Company and its subsidiaries incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects; and the selected operating data of the Company included under the caption “Selected Consolidated Financial Data” in the General Disclosure Package and the Prospectus and under the captions “Item 3. Key Information — Selected Financial Data” and “Item 5. Operating and Financial Review and Prospects” in the Company’s most recent Annual Report on Form 20-F are based on or derived from the Company’s internal records and are reliable and accurate in all material respects.
               (u) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings accurately described in all material respects in the General Disclosure Package and the Prospectus and proceedings that would not have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
               (v) There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement, the General Disclosure Package and the Prospectus or, in the case of documents, to be filed as exhibits to the Company’s Annual Report on Form 20-F, that are not described and filed as required. Neither the Company nor any of its subsidiaries has knowledge that any other party to any such contract, agreement or arrangement has any intention not to render full performance as contemplated by the terms thereof; and the statements made under the captions “Risk Factors” and “Plan of Distribution” under the Registration Statement, under the captions “Summary,” “Risk Factors” and “Underwriting” in the General Disclosure Package and the Prospectus and under the captions “Item 3. Key Information — Risk Factors,” “Item 4. Information on the Company,” “Item 5. Operating and Financial Review and Prospects,” “Item 6. Directors, Senior Management and Employees” and “Item 7. Major Shareholders and Related Party Transactions” in the Company’s most recent Annual Report on Form 20-F, insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.
               (w) No governmental authority has issued any order preventing or suspending the trading of the Company’s securities or the distribution of the offered Securities and the Company is not aware of any investigation, order, inquiry or proceeding which has been commenced or which is pending, contemplated or threatened by any such authority.
               (x) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company, on the other hand, that is required to be described in the General Disclosure Package and the Prospectus which is not so described.
               (y) No labor disturbance by the employees of the Company or its subsidiaries exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Material Adverse Effect.

               (z) Except as described in the General Disclosure Package and the Prospectus, the Company has no additional obligation to provide retirement, death or disability benefits to any of the present or past employees of the Company or any subsidiary, or any other person.
               (aa) The Company and each of its subsidiaries have filed all national, central government, federal, state, provincial, territorial and local and foreign income, franchise and other tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due thereon, except for any such tax returns or any such taxes with respect to which the failure to file or the failure to pay would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and no tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor does the Company have any knowledge of any tax deficiencies that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.
               (bb) Neither the Company nor any of its subsidiaries (i) is in violation of its articles or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
               (cc) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect and (iv) have not received notice of any actual or alleged violation of Environmental Laws, or of any potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants. Except as described in the General Disclosure Package and the Prospectus, (A) there are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under Environmental Laws in which a governmental authority is also a party, (B) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (C) none of the Company and its subsidiaries anticipates material capital expenditures relating to Environmental Laws.
               (dd) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.
               (ee) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person affiliated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
               (ff) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.
               (gg) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
               (hh) The Company is not and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

               (ii) The Company is not a “passive foreign investment company” as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (a “PFIC”), and the Company does not expect to become a PFIC for the taxable year ending December 31, 2008. The Company has no plan or intention to operate in such a manner so as to become a PFIC in future taxable years.
               (jj) No stamp, issue, registration, documentary, transfer or other similar taxes and duties, including interest and penalties, are payable in Canada on or in connection with the issuance and sale of the Securities by the Company or the execution and delivery of this Agreement.
               (kk) Except as disclosed in the General Disclosure Package and the Prospectus, there are no outstanding guarantees or other contingent obligations of the Company or any subsidiary that could reasonably be expected to have a Material Adverse Effect.
               (ll) Neither the Company nor any affiliates of the Company, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of the Securities.
               (mm) To the Company’s knowledge, there are no affiliations or associations between any member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the General Disclosure Package and the Prospectus.
               (nn) [Reserved].
               (oo) Except as disclosed in the General Disclosure Package and the Prospectus, to the Company’s knowledge, the Company owns or possesses, or has the right to use or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property”) currently employed by it in commerce, in connection with the business now operated by it, except where the failure to own or possess or otherwise be able to acquire such Intellectual Property would not, singly or in the aggregate, have a Material Adverse Effect; and, except as otherwise described in the General Disclosure Package and the Prospectus, to the Company’s knowledge, the Company is not infringing or conflicting with asserted rights of others with respect to any of such Intellectual Property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.
               (pp) Each of the Company and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations, certificates and other approvals (each, an “Authorization”) of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable foreign laws, as are necessary to operate its respective properties and to conduct its business, except to the extent the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other material impairment of the rights of the holder of any such Authorization, except to the extent such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.
               (qq) Except as disclosed in the General Disclosure Package and the Prospectus: (i) none of the Company or any of the subsidiaries is currently prohibited, directly or indirectly, from paying any dividends or other distributions, or from making any other distribution on its equity interest; (ii) all dividends and other distributions declared and payable upon the equity interests in the Company and the subsidiaries may be converted into foreign currency that may be freely transferred out of Canada or the PRC, as the case may be; and (iii) all such dividends and other distributions are otherwise free and clear of any other tax, withholding or deduction in Canada and the PRC, in each case without the necessity of obtaining any consent in Canada or the PRC, except such as have been obtained.
               (rr) None of the Company or any of the subsidiaries nor any of their properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment prior to or in aid of execution of judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of any judgment. The irrevocable and unconditional waiver and agreement of the Company in this Agreement not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of the PRC and Canada.
               (ss) Except as disclosed in the General Disclosure Package and the Prospectus, the Company and each of its subsidiaries (i) make and keep accurate books and records and (ii) maintain and have maintained effective internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
               (tt) Except as disclosed in the General Disclosure Package and the Prospectus, the Company and each of its subsidiaries (i) have established and maintain disclosure controls and procedures (as defined in Rules 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company and its subsidiaries in the reports filed or submitted under the Exchange Act is accumulated and communicated to managements of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding disclosure to be made and (iii) such disclosure controls and procedures are effective to a reasonable level of assurance to perform the functions for which they were established. The Company has utilized such disclosure controls and procedures in preparing and evaluating the disclosures in the Registration Statement, the General Disclosure Package and the Prospectus.
               (uu) Except as disclosed in the General Disclosure Package and the Prospectus, since the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by Deloitte Touche Tohmatsu CPA Ltd. and the audit committee of the board of directors of the Company, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated), (ii) no significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company and each of its subsidiaries to record, process, summarize and report financial data, and (iii) no change in the internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
               (vv) As of the date of this Agreement, there is no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations of the Commission promulgated thereunder.
               (ww) The section entitled “Item 5. Operating and Financial Review and Prospects — Operating Results — Critical Accounting Policies” in the Company’s most recent Annual Report on Form 20-F accurately and fully describes (A) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) the judgments and uncertainties affecting the application of the Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof. The Company’s board of directors and senior management have reviewed and agreed with the selection, application and disclosure of the Critical Accounting Policies and have consulted with the Company’s independent accountants with regard to such disclosure.
               (xx) The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.
               (yy) The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Canada and will be honored by courts in Canada, provided that such choice of law is bone fide (in the sense that it was not made with a view to avoiding the consequences of the laws of any other jurisdiction) and legal and provided that such choice of law is not contrary to public policy. The Company has the corporate power and capacity to submit, and, pursuant to Section 15 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of any court of the State of New York or the United State District Court for the Southern District of the State of New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and authorize, and pursuant to Section 15 of this Agreement has legally, validly, effectively and irrevocably designated, appointed and authorized, an authorized agent for service of process in any action arising out of or relating to this Agreement, the Registration Statement, the General Disclosure Package or the Prospectus or the offering of the Securities in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 15 of this Agreement.
               (zz) This Agreement is in proper form to be enforceable in Canada in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in Canada of this Agreement it is not necessary that this Agreement be filed or recorded with any court or other authority in Canada (other than court filings in the ordinary course of proceedings) or that any stamp or similar tax in Canada (other than nominal stamp or similar tax payable in the ordinary course of proceedings) be paid on or in respect of this Agreement or any other documents to be furnished hereunder or thereunder.
               (aaa) Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein that is not impeachable as void or voidable under the laws of the State of New York would be recognized and enforced against the Company without re-examination of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty by the courts of Ontario (other than in the normal course of proceeding), provided that (A) such New York courts had proper jurisdiction over the parties subject to such judgment; (B) such judgment was not obtained by fraud or in a manner contrary to natural justice; (C) the enforcement of the judgment would not be contrary to public policy as such term is understood under the laws of Ontario or contrary to any order made by the Attorney General of Canada under the Foreign Extra-Territorial Measures Act (Canada); (D) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Canada; (E) there is due compliance with the correct procedures under the laws of Canada; (F) the enforcement of such judgment does not constitute directly or indirectly the enforcement of revenue expropriatory or penal laws; and (G) the action to enforce such judgment is commenced within the applicable limitation period under the laws of Ontario. The Company is not aware of any reason why the enforcement in Canada of such a New York Court judgment would be, as of the date hereof, contrary to public policy of Canada or contrary to the public policy, state sovereignty or security of the PRC.
               (bbb) The Company is aware of and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign

Exchange of the PRC on August 8, 2006 (the “M&A Rules”), in particular the relevant provisions thereof which purport to require offshore special purpose vehicles formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange; the Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice.
               (ccc) Based on the advice of the Company’s PRC counsel, the Company believes the issuance and sale of the Securities, the listing and trading of the Securities on the Nasdaq Global Market or the consummation of the transactions contemplated by this Agreement is not and will not be, as of the date hereof or at the First Closing Date or at any Option Closing Date, subject to or adversely affected by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules, including the clarification and notices issued by the CSRC on September 21, 2006 (the “M&A Rules and Related Clarifications”).
               (ddd) The Company has taken all reasonable steps to comply with, and all reasonable steps to ensure compliance by all of the Company’s shareholders and option holders who are PRC residents or PRC citizens with any applicable rules and regulations of the State Administration of Foreign Exchange (the “SAFE Rules and Regulations”), including without limitation, requiring each shareholder and option holder that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.
               (eee) The agreements and instruments that were filed as exhibits to the Company’s most recent Annual Report on Form 20-F, together with the agreements and instruments on the list attached hereto as Exhibit D, are all of the agreements and instruments binding upon the Company or any of its subsidiaries that are material to the Company and its subsidiaries, individually or taken as a whole.
               (fff) There are no orders, decisions, judgments and decrees of any governmental body, agency or court applicable to the Company or any of its subsidiaries.
     Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to the matters covered thereby, to the Underwriters.
     Section 2. Purchase, Sale and Delivery of Securities.
               (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Shares to the Underwriters, and each of the Underwriters agree, severally and not jointly, to purchase from the Company, at a price of $32.215 per share (the “Purchase Price”), the number of Firm Shares set forth opposite the name of each Underwriter in Schedule A, subject to adjustments in accordance with Section 7 hereof.

          The Firm Shares will be delivered by the Company to the account of Deutsche Bank Securities Inc., for the account of each Underwriter, against payment of the Purchase Price therefor by wire transfer of same day funds payable to the order of the Company, by causing The Depository Trust Company (“DTC”) or its designated custodian (the “Custodian”) to credit the Firm Shares to the account of Deutsche Bank Securities Inc. at DTC, at 7:00 a.m., Pacific time, on July 22, 2008, or at such other time and date as the Representatives and the Company determine pursuant to Rule 15c6- 1(a) under the Exchange Act, such time and date of delivery being herein referred to as the “First Closing Date.”
               (b) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the Underwriters an option to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section 2 for the sole purpose of covering over-allotment sales of Securities in excess of the amount of Firm Shares, at their election within a period of 30 days beginning with the effective date of this Agreement. The option granted hereunder may be exercised in whole or in part from time to time within 30 days after the effective date of this Agreement upon notice (confirmed in writing) by the Representatives to the Company setting forth the amount of Option Shares to be purchased and the date and time, as determined by the Representatives, when the Option Shares are to be delivered, such date and time being herein referred to as an “Option Closing” and “Option Closing Date” (the First Closing Date and any Option Closing Date each being herein referred to as a “Closing Date”), respectively; provided, however, that no Option Closing Date shall be earlier than the First Closing Date nor, unless waived by the Company and the Representatives, earlier than the second business day after the date on which such notice is delivered by the Representatives. Such Option Shares shall be purchased from the Company for the account of each Underwriter in the same proportion as the number of Firm Shares set forth opposite such Underwriter’s name in Schedule A hereto bears to the total number of Firm Shares (subject to adjustment by the Representatives to eliminate fractions). No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.
          The Option Shares will be delivered by the Company to the account of Deutsche Bank Securities Inc., for the account of each Underwriter, against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company, by causing DTC or its Custodian to credit the Option Shares to the account of Deutsche Bank Securities Inc. at DTC, on each Option Closing Date.
     Section 3. Covenants of the Company and Representatives. (i) The Company further covenants and agrees with the Underwriters as follows:
               (a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) (without reliance on Rule 424(b)(8)) under the Securities Act a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430B or 430C under the Securities Act, (ii) not file any amendment to the Registration Statement or distribute an amendment or supplement to the Statutory Prospectus or the Prospectus or document incorporated by reference therein of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Securities Act, and (iii) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the completion of the distribution of the Securities by the Underwriters.
               (b) The Company represents and agrees that, unless it obtains the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed with the Commission under Rule 433 under the Securities Act unless the Representatives approve its use in writing prior to the first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule B hereto. The Company represents that it will (i) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) comply with the requirements of Rules 163, 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping.
               (c) [Reserved].
               (d) The Company will advise the Representatives promptly (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall have become effective, or any supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request of the Commission for amendment of the Registration Statement or the filing of a new registration statement or any amendment or supplement to the General Disclosure Package or the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for any additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Securities Act. The Company will use its best efforts to obtain as soon as possible the withdrawal of any such stop order, if issued.
               (e) If at any time when Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the Securities Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable (if such filing is not otherwise effective immediately pursuant to Rule 462 under the Securities Act), and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the Registration Statement that was the subject of the notice under Rule 401(g)(2) under the Securities

Act or for which the Company has otherwise become ineligible. References herein to the Registration Statement relating to the Securities shall include such new registration statement or post-effective amendment, as the case may be.
               (f) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will, prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to the Representatives. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.
               (g) The Company agrees to pay the required filing fees to the Commission relating to the Securities within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.
               (h) The Company shall take or cause to be taken all necessary action to qualify the Securities for sale under the securities laws of such jurisdictions as the Representatives reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) to execute a general consent to service of process in any jurisdiction or (iii) to subject itself to taxation in any jurisdiction in which it would not otherwise be subject.
               (i) The Company will deliver to, or upon the order of, the Representatives, from time to time, such number of copies of the Statutory Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus and all amendments and supplements to such documents as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Securities Act) (the “Prospectus Delivery Period”) is required under the Securities Act, such number of copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, one signed copy (which may be a photocopy) of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), including documents incorporated by reference therein, and of all amendments thereto, as the Representatives may reasonably request.

               (j) [Reserved].
               (k) The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and the Prospectus. If during the Prospectus Delivery Period, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.
               (l) If the General Disclosure Package is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.
               (m) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement (which need not be audited) in reasonable detail, complying with the requirements of Section 11(a) of the Securities Act and the Rule 158 under the Securities Act and will advise you in writing when such statement has been so made available.
               (n) [Reserved].
               (o) During a period of three years commencing with the date hereof, the Company will furnish to the Underwriters copies of all periodic and special reports furnished to the shareholders of the Company and all public information, documents and reports filed with the Commission, The Nasdaq Stock Market or any securities exchange (other than any such information, documents and reports that are filed with the Commission electronically via EDGAR or any successor system).

               (p) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (A) all expenses incurred in connection with the delivery to the Underwriters of the Securities, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel but, except as otherwise provided below, not including fees of the Underwriters’ counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Securities, the Registration Statement, the General Disclosure Package, the Prospectus and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other offering documents, including any Blue Sky Memoranda (covering the states and other applicable jurisdictions), (C) all filing fees and fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states, provinces and other jurisdictions which the Representatives shall designate, (D) all filing fees and fees and disbursements incurred pursuant to Canadian securities laws, (E) the fees and expenses of any transfer agent, trustee or registrar, (F) listing fees, if any, with respect to any filing of an additional share listing application for the Securities with The Nasdaq Stock Market, and (G) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. If this Agreement is terminated by the Representatives pursuant to Section 9 hereof or if the sale of the Securities provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its or their part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Underwriters for all out-of-pocket disbursements (including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriters in connection with its investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder.
               (q) The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Registration Statement, in the General Disclosure Package and in the Prospectus.
               (r) The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the Company or any of its Subsidiaries to register as an investment company under the Investment Company Act.
               (s) The Company will not, without the prior written consent of each Representative, from the date of execution of this Agreement and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”) (A) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise dispose of or transfer any Common Shares or any securities convertible into or exchangeable or exercisable for or repayable with Common Shares, or file any registration statement under the Securities Act with respect to any of the foregoing, or (B) enter into any swap, derivative or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Common Shares or any securities convertible into or exchangeable for or repayable with Common Shares, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, except that the Company may, without such consent, and subject to other limited exceptions, (i) issue and sell the Securities offered hereby or the Common Shares to be issued upon conversion thereof, and (ii) grant options or issue and sell Common Shares to be issued pursuant to existing employee benefit plans, qualified stock option plans or other employee compensation benefit plans or pursuant to currently outstanding options, warrants or rights existing on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus. Without the prior written consent of each Representative, the Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period. If (1) during the period that begins on the date that is 18 calendar days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, (a) the Company issues an earnings release, (b) the Company publicly announces material news or (c) a material event relating to the Company occurs; or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions in this Agreement, unless otherwise waived by each Representative in writing, shall continue to apply until the expiration of the date that is 18 calendar days after the date on which (a) the Company issues the earnings release, (b) the Company publicly announces material news or (c) a material event relating to the Company occurs. The Company will provide each Representative and each shareholder subject to the Lock-Up Agreement (as defined below) with prior notice of any such announcement that may give rise to the extension of the Lock-Up Period.
               (t) The Company has caused to be delivered to the Representatives prior to the date of this Agreement a letter from each of the Company’s directors and officers substantially in the form of Exhibit E hereto and stating that such person agrees that he or she will not (subject to certain exceptions contained therein), without the prior written consent of each Representative, offer for sale, sell, contract to sell or otherwise dispose of, as set forth in such letter, any Common Shares or rights to purchase Common Shares, except to the Underwriters pursuant to this Agreement, for a period of 90 days after the date of this Agreement, subject to extension in certain circumstances (the “Lock-Up Agreement”). The Company will enforce the terms of each Lock-Up Agreement and issue stop-transfer instructions to the transfer agent for the Common Shares with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement.
               (u) The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
               (v) The Company will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

               (w) During the Prospectus Delivery Period, the Company will file on a timely basis with the Commission such periodic and special reports as required by the Exchange Act and the rules and regulations thereunder.
               (x) The Company and its subsidiaries will maintain such controls and other procedures, including without limitation those required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to Company, including its subsidiaries, is made known to them by others within those entities.
               (y) The Company and its subsidiaries will comply in all material respects with the effective applicable provisions of the Sarbanes-Oxley Act.
               (z) The Company shall take all actions necessary to cause the Securities to be eligible for “book-entry” transfer through DTC and the Company agrees to comply with all agreements set forth in the representation letters of the Company to DTC relating to the approval of the Securities by DTC for “book-entry” transfer.
               (aa) [Reserved].
               (bb) The Company will indemnify and hold the Underwriters harmless against any documentary, stamp or similar issuance or transfer taxes, duties or fees and any transaction levies, commissions or brokerage charges, including any interest and penalties, which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the Securities and the execution and delivery of this Agreement; provided, however, that the Company shall not be responsible for any such taxes, duties, fees, levies or charges that arise as a result of the distribution of the Securities by the Underwriters in a manner other than that as is customary in such transactions.
               (cc) The Company shall comply with the SAFE Rules and Regulations, and shall use reasonable efforts to cause its option holders and shareholders that are, or that are directly or indirectly owned or controlled by, PRC residents or PRC citizens, to comply with the SAFE Rules and Regulations applicable to them in connection with the Company, including without limitation, requiring each shareholder and option holder, that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.
     (ii) Each Representative, severally and not jointly, represents and agrees that, unless it obtains the prior consent of the Company, such Representative has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed with the Commission under Rule 433 under the Securities Act unless the Company approves its use in writing prior to the first use; provided that the prior written consent of the Company hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule B hereto.
     Section 4. Offering by the Underwriters. It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms.
     Section 5. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy, as of the date hereof and at each of the First Closing Date and any Option Closing Date (as if made at the applicable Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:
               (a) The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus and each Issuer Free Writing Prospectus required to be filed under the Act shall have been filed as required by Rules 424(b) (without reliance on Rule 424(b)(8)), 430B, 430C or 433 under the Securities Act, as applicable, within the time period prescribed by, and in compliance with in all material respects, the rules and regulations thereunder, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and the Company shall have complied with such request to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission.
               (b) Except as contemplated in the Registration Statement, in the General Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the General Disclosure Package, neither the Company nor any of its subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding Common Shares due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short- term or long-term debt of the Company, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its subsidiaries, or any material adverse change or any development involving a prospective material adverse change (whether or not arising in the ordinary course of business), or any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, incurred by the

Company or any subsidiary, the effect of which, in any such case described above, in the judgment of the Representatives, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Registration Statement, in the General Disclosure Package and in the Prospectus.
               (c) On each Closing Date, there shall have been furnished to the Representatives, the opinions of each of:
                    (1) Latham & Watkins LLP, counsel for the Company, dated such Closing Date and addressed to the Representatives as representatives of the Underwriters, to the effect set forth on Exhibit A hereto;
                    (2) WeirFoulds LLP, Canadian counsel for the Company, dated such Closing Date and addressed to the Representatives as representatives of the Underwriters, to the effect set forth on Exhibit B hereto; and
                    (3) Chen & Co. Law Firm, PRC counsel for the Company, dated such Closing Date and addressed to the Representatives as representatives of the Underwriters, to the effect set forth on Exhibit C hereto.
               (d) On each Closing Date, there shall have been furnished to the Representatives, such opinions from Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Underwriters, and Stikeman Elliott LLP, Canadian counsel for the Underwriters, dated such Closing Date and addressed to the Representatives as representatives of the Underwriters, with respect to the validity of the Securities, the Registration Statement, the General Disclosure Package, the Prospectus and other related matters as reasonably requested by the Underwriters, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.
               (e) On the date hereof, Deloitte Touche Tohmatsu CPA Ltd. shall have furnished to the Representatives, a letter dated as of the date hereof and addressed to the Representatives as representatives of the Underwriters in form and substance reasonably satisfactory to the Underwriters. On each Closing Date the Representatives shall have received a letter of Deloitte Touche Tohmatsu CPA Ltd., independent registered public accounting firm, dated such Closing Date and addressed to the Representatives as representatives of the Underwriters, confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the rules and regulations thereunder and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the General Disclosure Package, as of a date not prior to the date hereof or more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter delivered to the Representatives concurrently with the execution of this Agreement, and the effect of the letter so to be delivered on such Closing Date shall be to confirm the conclusions and findings set forth in such prior letter.

               (f) On each Closing Date, there shall have been furnished to the Representatives, a certificate dated such Closing Date and addressed to the Representatives as representatives of the Underwriters, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:
                    (1) The representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date.
                    (2) The signers of said certificate have carefully examined the Registration Statement, the General Disclosure Package and the Prospectus, and any amendments thereof or supplements thereto (including any documents filed under the Exchange Act and are or are deemed to be incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus), and:
                         (A) The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or no order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;
                         (B) All filings required to have been made pursuant to Rules 424(b), 430B or 430C under the Securities Act have been made as and when required by such rules;
                         (C) the Prospectus, as amended or supplemented, does not include and did not include as of its date, or such Closing Date, any untrue statement of a material fact or omit to state and did not omit to state as of its date, or such Closing Date, a material fact necessary to make the statements therein, in light of the circumstances under which they were made;
                         (D) the General Disclosure Package, as amended or supplemented, does not include and did not include as of the Applicable Time, any untrue statement of a material fact or omit, or omitted as of the Applicable Time, to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;
                         (E) since the Applicable Time, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, and there has been no document required to be filed under the Exchange Act that upon such filing would be deemed to be incorporated by reference into the General Disclosure Package or into the Prospectus that has not been so filed;
                         (F) subsequent to the respective dates as of which information is given in the General Disclosure Package, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its share capital, and except as disclosed in the Registration Statement, in the General Disclosure Package and in the Prospectus, there has not been any change in the share capital (other than a change in the number of outstanding Common Shares due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short term or long term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company, or any of its subsidiaries, or any material adverse change or any development involving a prospective material adverse change (whether or not arising in the ordinary course of business), or any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, incurred by the Company or any subsidiary; and
                         (G) except as stated in the General Disclosure Package and in the Prospectus, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its subsidiaries is a party before or by any court or governmental agency, authority or body, or any arbitrator, which might result in any material adverse change.
               (g) On or prior to the First Closing Date, there shall have been furnished to the Representatives, an officers’ certificate dated such Closing Date and addressed to the Representatives as representatives of the Underwriters, signed by the chief financial officer of the Company relating to the financial figures disclosed in the section entitled “Recent Developments — Preliminary 2008 Second Quarter Results” in the “Prospectus Supplement Summary” section of the General Disclosure Package and the Prospectus, in a form reasonably satisfactory to the Representatives.
               (h) The Lock-Up Agreements described in Section 3(r) are in full force and effect.
               (i) The Company shall have submitted notification form related to Listing of Additional Shares for the Securities with the Nasdaq Global Market prior to the First Closing Date.
               (j) The Company shall have furnished to the Underwriters and counsel for the Underwriters such additional documents, certificates and evidence as the Representatives or they may have reasonably requested.
     All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Underwriters and counsel for the Underwriters. The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and other documents as the Underwriters shall reasonably request.
     Section 6. Indemnification and Contribution.
               (a) The Company agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities to which such Underwriter may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto, or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, or any such amendment or supplement, or in any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use in the preparation thereof.
               In addition to its other obligations under this Section 6(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(a), the Company will reimburse such Underwriter on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s obligation to reimburse such Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, such Underwriter shall promptly return it to the party or parties that made such payment, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by a U.S. bank selected by such Underwriter (the “Prime Rate”). Any such interim reimbursement payments which are not made to such Underwriter within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities which the Company may otherwise have.
               (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter through the Representatives, specifically for use in the preparation thereof, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action.
               (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.
               The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 6, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

               (d) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus or in this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities were offered exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Underwriters’ obligations in this subsection (d) are several in proportion to their respective underwriting obligations and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
               (e) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls an Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability that the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.
               (f) The Underwriters confirm and the Company acknowledges that the statements with respect to the offering of the Securities by the Underwriters set forth in the first and second sentence of the third paragraph and in the ninth and tenth paragraphs under the section entitled “Underwriting” in the General Disclosure Package and in the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters through the Representatives specifically for inclusion in the Registration Statement, the General Disclosure Package or the Prospectus.
     Section 7. Default of Underwriters. If any one or more Underwriters defaults in its or their obligation to purchase Securities hereunder on either the First Closing Date or, if the option to purchase the Option Shares has been exercised, any Option Closing Date and the aggregate principal amount of Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Securities that the Underwriters are obligated to purchase on such Closing Date, the non-defaulting Underwriter or Underwriters may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriter or Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate principal amount of Securities with respect to which such default occurs exceeds 10% of the total principal amount of Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the non-defaulting Underwriter or Underwriters and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 8 (provided that if such default occurs with respect to Option Shares after the First Closing Date, this Agreement shall not terminate as to the Firm Shares or any Option Shares purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 7. Nothing herein will relieve a defaulting Underwriter or Underwriters from liability for its default.
     Section 8. Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, including but not limited to the agreements of the Underwriters and the Company contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder.
     Section 9. Termination of this Agreement.
               (a) The Representatives, shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the First Closing Date, and the option referred to in Section 2(b), if exercised, may be cancelled at any time prior to any Option Closing Date, if (i) the Company shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any condition of the Underwriters’ obligations hereunder is not fulfilled, (iii) trading in the Company’s Common Shares shall have been suspended by the Commission or the Nasdaq Stock Market or trading in securities generally on the Nasdaq Global Market, New York Stock Exchange or the American Stock Exchange shall have been suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq Global Market, New York Stock Exchange or the American Stock Exchange, by such Exchange or by order of the Commission or any other governmental authority having jurisdiction, (v) a banking moratorium shall have been declared by federal or state or local authorities in the United States, Canada or the PRC, (vi) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, Canada or the PRC, any declaration by the United States, Canada or the PRC of a national emergency or war, any change in financial markets, any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions, or any other calamity or crisis that, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 3(o) and Section 6 hereof shall at all times be effective and shall survive such termination.
               (b) If the Representatives elect to terminate this Agreement as provided in this Section 9, the Company shall be notified promptly by the Representatives by telephone, confirmed by letter.
     Section 10. Default by the Company.
               (a) If the Company shall fail at the First Closing Date or any Option Closing Date to sell and deliver the aggregate principal amount of Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of the Underwriters.
               (b) No action taken pursuant to this Section 10 shall relieve the Company so defaulting from liability, if any, in respect of such default.
     Section 11. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriters, shall be mailed, delivered or telecopied to the Representatives at the offices set forth under the name of each Representative on Schedule A hereto, with a copy to Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304, Attention: John A. Fore, Esq. (telecopy no. (650) 493-6811), if to the Company, shall be mailed, delivered or telecopied to it at No. 199 Lushan Road, Suzhou New District, Suzhou, Jiangsu Province 215129 People’s Republic of China, Attention: Chief Financial Officer (telecopy no. (86-512) 6690-8087), with a copy to Latham & Watkins LLP, 8 Connaught Place, 41st Floor, One Exchange Square, Central, Hong Kong, Attention: David Zhang, Esq. (telecopy no. (852) 2522-7006). Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.
     Section 12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term

“successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Securities from the Underwriters.
     Section 13. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their investment banking divisions and are subject to certain regulations and internal policies, and that the Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against any Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by any Underwriter’s investment banking divisions. The Company acknowledges that each Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
     Section 14. Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) each Underwriter has been retained solely to act as an Underwriter in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and such Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether such Underwriter has advised or are advising the Company on other matters; (b) the price and other terms of the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the several Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that each Underwriter and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that each Underwriter has no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that each Underwriter is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of such Underwriter and not on behalf of the Company; (e) it waives to the fullest extent permitted by law, any claims it may have against each Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that no Underwriter shall have liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.
     Section 15. Submission to Jurisdiction, Etc. The Company hereby submits to the non-exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan, The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in such courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company irrevocably appoints CT Corporation System, 111 Eighth Avenue, New York, N.Y. 10011, as its authorized agent in the Borough of Manhattan, The City of New York, New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 11 shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.
     Section 16. Waiver of Immunity. With respect to any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or thereby, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled, and with respect to any such suit or proceeding, each party waives any such immunity in any court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such suit or proceeding, including, without limitation, any immunity pursuant to the U.S. Foreign Sovereign Immunities Act of 1976, as amended.
     Section 17. Judgment Currency. The obligation of the Company in respect of any sum due to any Underwriter under this Agreement shall, notwithstanding any judgment in a currency other than U.S. dollars or any other applicable currency (the “Judgment Currency”), not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in the Judgment Currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase U.S. dollars or any other applicable currency with the Judgment Currency; if the U.S. dollars or other applicable currency so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the U.S. dollars or other applicable currency so purchased are greater than the sum originally due to such Underwriter hereunder, the Underwriter agrees to pay to the Company an amount equal to the excess of the U.S. dollars or other applicable currency so purchased over the sum originally due to such Underwriter hereunder.
     Section 18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
     Section 19. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters with respect to the subject matter hereof.
     Section 20. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     Section 21. Time. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
     Section 22. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.
[Signature Page Follows]

     Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the Underwriters in accordance with its terms.

Very truly yours, Canadian Solar Inc.
By:
	Name:	Shawn (Xiaohua) Qu
	Title:	Chairman, President and CEO

Confirmed as of the date first above
mentioned, on behalf of themselves
and each of the Underwriters.

Deutsche Bank Securities Inc.

By:

Name:
Title:

By:

Name:
Title:

And

Piper Jaffray & Co.

By:

Name:
Title:

SCHEDULE A

Number of Firm Shares
Underwriter	to be Purchased
DEUTSCHE BANK SECURITIES INC. 60 Wall Street, 4th Floor New York, NY, 10005 (Representative)	1,575,000
PIPER JAFFRAY & CO. 345 California Street, Suite 2400 San Francisco, CA 94104 (Representative)	1,575,000
OPPENHEIMER & CO., INC. 300 Madison Avenue, 4th Floor New York, NY 10017	350,000

Total:	3,500,000

SCHEDULE B
1. General Use Free Writing Prospectuses (included in the General Disclosure Package)
None.
2. Other Information Included in the General Disclosure Package
The following information is also included in the General Disclosure Package:
     1. The initial price to the public of the Securities, which is $34.00.

EXHIBIT A
OPINION OF LATHAM & WATKINS LLP,
COUNSEL FOR THE COMPANY
     The opinion of Latham & Watkins LLP, counsel for the Company, to be delivered pursuant to Section 5(c)(1) of the Agreement shall be to the effect that:
     1. The Underwriting Agreement has been duly executed and delivered by the Company.
     2. The execution and delivery of the Underwriting Agreement and the issuance and sale of the Shares by the Company to you and the other Underwriters pursuant to the Underwriting Agreement do not on the date hereof:
          (i) result in the breach of or a default under any of the Specified Agreements;
          (ii) violate any federal or New York statute, rule or regulation applicable to the Company; or
          (iii) require any consents, approvals, or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any federal or New York statute, rule or regulation applicable to the Company on or prior to the date hereof.
     3. The Registration Statement has become effective under the Act. With your consent, based solely on a telephonic confirmation by a member of the Staff of the Commission on July 22, 2008, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. The Preliminary Prospectus has been filed in accordance with Rule 424(b) under the Act, and the Prospectus has been filed in accordance with Rule 424(b) under the Act.
     4. The Registration Statement at July 14, 2008, including the information deemed to be a part thereof pursuant to Rule 430B under the Act, and the Prospectus, as of its date, each appeared on its face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form F-3 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.
     5. Assuming that the Underwriting Agreement is a valid and binding agreement of the Company, pursuant to Sections 15 and 20 of the Underwriting Agreement, under the laws of the State of New York the Company has validly (i) chosen New York law to govern its rights and duties under the Underwriting Agreement, (ii) submitted to the personal jurisdiction of any state or federal court located in the Borough of Manhattan, The City of New York in connection with an action or proceeding arising out of or related to the Underwriting Agreement, (iii) to the extent permitted by law, waived any objection to the venue of a proceeding in any such court, and (iv) appointed CT Corporation System as its initial authorized agent for the purpose described in Section 15. Service of process in the manner described in Section 16 of the Underwriting Agreement will be effective to confer valid personal jurisdiction over the Company in connection with an action or proceeding arising out of or related to the Purchase Agreement in any such court.
     6. The statements in the Preliminary Prospectus and the Prospectus under the caption “Shares Available for Future Sale” and “Underwriting,” insofar as they purport to describe or summarize certain provisions of the documents or U.S. federal laws referred to therein, are accurate descriptions or summaries in all material respects.
     7. The Company is not, and immediately after giving effect to the sale of the Shares in accordance with the Underwriting Agreement and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds,” will not be required to be, registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     8. To the best of our knowledge, there are no contracts or documents of a character required to be described in the Registration Statement, the Preliminary Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed.
     9. Based on such facts and subject to the limitations set forth in the Preliminary Prospectus and the Prospectus, the statements in the Preliminary Prospectus and the Prospectus under the caption “Taxation — Certain U.S. Federal Income Tax Considerations,” insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.
     10. The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information. Therefore, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in, or incorporated by reference in, the Registration Statement, the Preliminary Prospectus, the Pricing Information Annex, or the Prospectus, (or the Incorporated Documents), (except to the extent expressly set forth in the numbered paragraph 6 of our letter to you of even date and in our letter to you of even date with respect to certain tax matters), and have not made an independent check or verification thereof (except as aforesaid). However, in the course of acting as special United States counsel to the Company in connection with the preparation by the Company of the Registration Statement, the Preliminary Prospectus, the Pricing Information Annex, and the Prospectus, we reviewed the Registration Statement, the Preliminary Prospectus, the Pricing Information Annex, the Prospectus, and the Incorporated Documents, and participated in conferences and telephone conversations with officers and other representatives of the Company, Canadian and People’s Republic of China to the Company, the independent public accountants for the Company, your representatives, and your counsel, during which conferences and conversations the contents of the Registration Statement, the Preliminary Prospectus, the Pricing Information Annex, and the Prospectus (and portions of the Incorporated Documents) and related matters were discussed. We also reviewed and relied upon certain corporate records and documents, letters from counsel and

A-2

accountants, and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.
     Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that:
•	the Registration Statement, at July ___, 2008 (which is its most recent effective date), including the information deemed to be a part of the Registration Statement pursuant to Rule 430B under the Act (together with the Incorporated Documents at that time), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

•	the Preliminary Prospectus (together with the Incorporated Documents at the Applicable Time), and when taken together with the Pricing Information Annex, at the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

•	the Prospectus, as of its date or as of the date hereof, (together with the Incorporated Documents at those dates) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
it being understood that we express no belief with respect to the financial statements, schedules, or other financial data included or incorporated by reference in, or omitted from, the Registration Statement, the Preliminary Prospectus, the Pricing Information Annex, the Prospectus, or the Incorporated Documents, or the Form T-1.

A-3

EXHIBIT B
OPINION OF WEIRFOULDS LLP,
CANADIAN COUNSEL FOR THE COMPANY
     The opinion of WeirFoulds LLP, Canadian counsel for the Company, to be delivered pursuant to Section 5(c)(2) of the Agreement shall be to the effect that:
     A. The Company has been continued and organized, and is existing under the CBCA, and has the corporate power to own and lease its property, and to carry on its business as described in the General Disclosure Package and the Prospectus.
     B. The Company is duly registered or qualified to transact business and is good standing in the Province of Ontario.
     C. The Company has all necessary corporate power and authority to execute and deliver the Underwriting Agreement and to perform its obligations thereunder.
     D. The execution and delivery of the Underwriting Agreement by the Company and the performance of its obligations thereunder have been duly authorized by all necessary corporate action on the part of the Company.
     E. The Underwriting Agreement has been duly executed by the Company and, to the extent that delivery of such agreement is governed by the laws of the Province of Ontario or the federal laws of Canada applicable therein, duly delivered by the Company.
     F. The execution and delivery of the Underwriting Agreement by the Company and the performance of its obligations thereunder will not contravene, conflict with, result in a breach of or constitute a default under, whether after notice or lapse of time, or both, (i) the articles or by-laws of the Company; (ii) any resolution of the directors (or any committee of directors) or shareholders of the Company; (iii) any laws of the Province of Ontario or federal laws of Canada applicable therein (“Ontario Law”); (iv) any agreement or instrument listed on Schedule “E” to this opinion which the Company is a party or by which the Company or its properties may be bound; or (v) to the best of our knowledge, any judgment, order or decree of any governmental body, agency or court in Ontario having jurisdiction over the Company or any of its subsidiaries.
     G. No consent, approval, authorization or order of, or qualification with, any governmental body or agency in Canada governed by the laws of the Province of Ontario or the federal laws of Canada applicable therein is required for (a) the valid execution and delivery by the Company of the Underwriting Agreement, (b) the performance by the Company of its obligations under the Underwriting Agreement, (c) the sale by the Company of the Securities under the Underwriting Agreement, and (d) the issuance by the Company of the Securities under the Underwriting Agreement; provided that no opinion is expressed with respect to any offer, issuance and sale of the Securities, in any province or territory of Canada.

     H. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the General Disclosure Package and the Prospectus under the heading “Description of Share Capital”, namely an unlimited number of Common Shares and an unlimited number of preference shares issuable in series. No holder of Common Shares is or will be subject to personal liability for any act, default, obligation or liability of the Company solely by reason of being such a holder.
     I. Based solely on the Officer’s Certificate, and our review of the minute book of the Company, all of the Common Shares issued and outstanding immediately prior to the date of the Underwriting Agreement have been duly and validly authorized and issued, and are fully paid and non-assessable.
     J. The Securities to be purchased by the Underwriters from the Company on such Closing Date have been duly authorized and, when issued by the Company and paid for by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and nonassessable; the Securities conform to the description thereof contained in the General Disclosure Package and Prospectus.
     K. There are no restrictions on the first trade or transfer of the Securities following their issue, sale and delivery by the Company under the articles or by-laws of the Company or the CBCA; provided that no opinion is given with respect to any Canadian securities laws (including, without limitation, any Securities Laws, or any regulations and rules made pursuant to such laws together with all published blanket orders, policy statements, decisions and notices of the securities commissions in each province or territory of Canada, and the National Policy Statements, National Instruments and Multilateral Instruments adopted and applied by any of such jurisdictions) that may be applicable to any such first trade or transfer of the Securities by or to any person in any province or territory of Canada or subject to such laws.
     L. The filing of the Registration Statement with the Securities and Exchange Commission has been duly authorized by and on behalf of the Company.
     M. To the best of our knowledge, the Company has all franchises, permits, authorizations, approvals and orders and other licenses and concessions of and from all governmental bodies or agencies in Canada governed by the laws of the Province of Ontario or the federal laws of Canada applicable therein that are necessary to own or lease its properties located in Ontario and to conduct its business as described in the General Disclosure Package and the Prospectus to the extent currently conducted in Ontario except for such licenses, franchises, permits, authorizations, approvals and orders the failure of which to obtain will not have a Material Adverse Effect (as such term is defined in the Underwriting Agreement).
     N. To the best of our knowledge, other than as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental proceedings in Canada that are pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is a party is the subject which, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect on the current or future consolidated financial position, shareholders’ equity or results of operations of the Company and to the best of our knowledge, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no such proceedings are threatened or contemplated by any governmental body or agency in Canada governed by the laws of the Province of Ontario or the federal laws of Canada applicable therein or threatened by others.
     O. To the best of our knowledge, the Company is not in violation of any provision of its articles, by-laws, or other organizational documents.
     P. The statements set forth under the captions “Risk Factors — You may have difficulty enforcing judgments obtained against us”, “Enforceability of Civil Liabilities” and “Description of Share Capital” in the General Disclosure Package and the Prospectus and under the captions “Item 6. Directors, Senior Management and Employees — “Duties of Directors,” “Item 6. Directors, Senior Management and Employees — Interested Transactions,” “Item 6. Directors, Senior Management and Employees — Remuneration and Borrowing,” and “Item 6. Directors, Senior Management and Employees — Qualification” in the Company’s most recent Annual Report on Form 20-F, insofar as such statements constitute matters of law or legal conclusions only , have been reviewed by us and fairly present the information disclosed therein in all material respects.
     Q. Subject to the qualifications, assumptions and limitations set out therein, the statements set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Taxation —Federal Income Tax Considerations” fairly summarize, in all material respects, the principal Canadian federal income tax considerations generally applicable to a holder of Securities who acquires such securities pursuant to the offering contemplated therein.
     R. No stamp duty, documentary taxes or similar taxes are payable by the Company under the federal laws of Canada or the laws of the Province of Ontario in connection with the issuance, sale and delivery of the Securities by the Company pursuant to the Underwriting Agreement.
     S. A court of competent jurisdiction in the Province of Ontario (an “Ontario Court”) would give effect, as set out in Paragraph T below, to the choice of the laws of the State of New York (“New York Law”) to govern the interpretation of the Underwriting Agreement in any action before such court, provided that such choice of law is bona fide (in the sense that it was not made with a view to avoiding the consequences of the laws of any other jurisdiction) and legal and provided that such choice of law is not contrary to public policy, as such term is understood under Ontario Law. To the best of our knowledge, the choice of New York Law to govern the interpretation of the Underwriting Agreement was not made with a view to avoiding the consequences of the laws of any other jurisdiction and would not be contrary to public policy, as such term is understood under Ontario Law.
     T. If the Underwriting Agreement is sought to be enforced in the Province of Ontario in accordance with the laws applicable thereto as chosen by the parties, namely New York Law, an Ontario Court would, subject to Paragraph S above, upon appropriate evidence as to such law being adduced, apply such law, provided that none of the provisions of the Underwriting Agreement or of applicable New York Law is contrary to public policy, as that term is understood under Ontario Law; provided, however, that, in matters of procedure, the Ontario Law will be applied, and that an

Ontario Court will retain discretion to decline to hear such action if it is contrary to public policy, as that term is applied by an Ontario Court, or if it is not the proper forum to hear such an action, or if concurrent proceedings are being brought elsewhere. Insofar as we are aware, none of the terms of the Underwriting Agreement are contrary to public policy, as that term is understood under the laws of the Province of Ontario, and accordingly, it would not be contrary to public policy for an Ontario Court to hear an action or proceeding to enforce the Underwriting Agreement in Ontario.
     U. The laws of the Province of Ontario and the federal laws of Canada applicable therein permit an action to be brought in an Ontario Court on a final and conclusive judgment in personam of a court in the State of New York (a “New York Court”) that is subsisting and unsatisfied respecting the enforcement of the Underwriting Agreement and that is not impeachable as void or voidable under New York Law for a sum certain if: (A) the court rendering such judgment had jurisdiction over the judgment debtor as recognized by the Ontario Court (and the submission to the non-exclusive jurisdiction of the New York Court by the Company pursuant to the Underwriting Agreement will be sufficient for that purpose, provided that the provisions of the Underwriting Agreement regarding the service of process on the Company are duly complied with); (B) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy as such term is understood under the laws of the Province of Ontario or contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments referred to therein; (C) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory or penal laws; and (D) the action to enforce such judgment is commenced within the applicable limitation periods under the laws of the Province of Ontario. It would not be contrary to public policy, as that term is understood under the laws of the Province of Ontario, for an Ontario Court to enforce such a judgment of a New York Court in Ontario.
     V. All dividends and other distributions declared and payable on the Common Shares to be paid in Canadian dollars may under the federal laws of Canada or the laws of the Province of Ontario be converted into foreign currency that, subject to any applicable withholding taxes, may be freely transferred out of Canada, without the necessity of obtaining any permit, authorization, approval or order from any governmental body or agency in Canada governed by the laws of the Province of Ontario or the federal laws of Canada applicable in Ontario.
     W. The form of definitive share certificate representing the Common Shares attached hereto as Schedule “F” has been duly approved by the Company, and complies with the articles and by-laws of the Company and with the requirements of the CBCA.

EXHIBIT C
OPINION OF CHEN & CO. LAW FIRM,
PRC COUNSEL FOR THE COMPANY
     The opinion of Chen & Co. Law Firm, PRC counsel for the Company, to be delivered pursuant to Section 5(c)(3) of the Agreement shall be to the effect that:
     A. Each PRC Subsidiary has been duly incorporated and is validly existing as a wholly foreign-owned enterprise with legal person status in good standing under the laws of the PRC and has the corporate power to own and lease the properties it purports to own and lease, to conduct the business in which it is engaged as described in the Registration Statement, the General Disclosure Package and the Prospectus. Except for CSI Central Solar Power Co., Ltd. and CSI Solar Power Inc., the registered capital of the PRC Subsidiaries has been duly paid up. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the registered capital of the PRC Subsidiaries is owned by the Company directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity or any third-party right.
     B. Each PRC Subsidiary has the legal right, power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, each PRC Subsidiary possesses such approvals, consents, waivers, sanctions, authorizations, filings, registrations, exemptions, permissions, endorsements, qualifications and licenses (“Approvals”) of the appropriate national, provincial, municipal and local regulatory agencies or bodies necessary to conduct the business now operated by it as described in the Registration Statement, the General Disclosure Package and the Prospectus and such Approvals are in full force and effect. To the best of our knowledge after due and reasonable inquiries, no PRC Subsidiary has received any oral or written notice of proceedings relating to the suspension, revocation or modification of any such Approval, and we are not aware, after due and reasonable inquiries, of any reason that will cause it to reasonably believe that such Approvals (including any that are subject to periodic renewal) will not be renewed by the relevant PRC authority.
     C. All Approvals in the PRC required for the establishment and the maintenance of the enterprise legal person status of each PRC Subsidiary have been duly issued and obtained and all such Approvals are valid and in full force and effect, have not been revoked, withdrawn, suspended or cancelled and are not subject to any condition other than the timely contribution of capital by the Company as required by PRC laws and regulations, and the annual inspection conducted by relevant government authorities, where applicable. Each PRC Subsidiary has complied with all applicable registration and filing requirements under PRC law for its establishment and the maintenance of its status and existence as an enterprise legal person.
     D. Each PRC Subsidiary can legally conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and, to the best of our knowledge after due and reasonable inquiries, the PRC Subsidiaries are not (i) in violation of their articles of association or other constituent or organizational documents, their business licenses, (ii) in violation of any law or regulation of the PRC, or (iii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument known to us and to which any PRC Subsidiary is a party or by which it or any of their respective properties is bound except, in the case of clauses (ii) and (iii) above, where such violation or default would not, in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company and its PRC Subsidiaries, taken as a whole.
     E. Each PRC Subsidiary has proper title or right of use to all real property and proper title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects except for the mortgage by CSI Cells Co., Ltd. of its land use right and facilities located on the same land to the Industrial and Commercial Bank of China, Suzhou Branch, and the Bank of Communications, Suzhou Branch as collateral for a mortgage agreement, or such as are described in the Registration Statement, the General Disclosure Package and the Prospectus, or such as do not materially affect the value of such property or do not materially interfere with the use made and proposed to be made of such property by the PRC Subsidiaries; and all assets held under lease by the PRC Subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company and its PRC Subsidiaries.
     F. Each PRC Subsidiary has taken all necessary corporate and other actions and fulfilled all conditions and completed all actions and things, if any, required by applicable PRC law (including the obtaining and possessing of all relevant Approvals, if any) for the entering into, execution, adoption, assumption, issue, delivery or the performance of their respective obligations under the Agreement, and the representatives of each PRC Subsidiary (as the case may be) have been duly authorized to do so and no such Approval has been revoked or amended. No additional approvals are required from the China Securities Regulatory Commission, the State Council or any other authority in the PRC for the performance by the PRC Subsidiaries of the transaction contemplated under the Agreement in accordance with the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Enterprises which came into effect on September 8, 2006 and were further clarified on September 21, 2006 and were subsequently modified by implementing rules and clarifications.
     G. The execution, delivery and performance by the Company of its obligations under the Agreement do not and will not contravene or result in a breach or violation of (a) the articles of association of any PRC Subsidiary; (b) any agreement, instrument, arbitration award or judgment, order or decree, by which the Company or its PRC Subsidiaries is bound and which are known to us after due and reasonable inquiries, of any government authority or court in the PRC; or (c), any agreement or instrument by which the Company or its PRC Subsidiaries is bound and which is governed by PRC law known to us after due and reasonable inquiries (which, for the avoidance of doubt, includes all such agreements and instruments listed on Exhibit D to the Underwriting Agreement or filed as exhibits to the Company’s most recent Annual Report on Form 20-F).

     H. No PRC Subsidiary is entitled to any immunity from any legal proceedings or other legal process or from enforcement, execution or attachment in respect of their obligations in the transactions contemplated under the Agreement.
     I. All dividends and other distributions declared in Renminbi and payable by any PRC Subsidiary to the Company may be converted into foreign currency and transferred out of the PRC in accordance with the applicable laws and regulations of the PRC and the articles of association of each PRC Subsidiary.
     J. To the best of our knowledge after due and reasonable inquiries, there is not any action, suit, proceeding, inquiry or investigation, pending or threatened, to which any PRC Subsidiary is a party, or to which the property of such PRC Subsidiary is subject, before or brought by any court or governmental agency or body in the PRC, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Agreement or the Registration Statement, the General Disclosure Package and the Prospectus.
     K. The information under the caption “Risk Factors” in the Registration Statement, the General Disclosure Package and the Prospectus and under the captions “Item 3. Key Information — Exchange Rate Information,” “Item 4. Information on the Company — Government Regulation,” “Item 5. Operating and Financial Review and Prospects” and “Item 7. Major Shareholders and Related Party Transactions” in the Company’s most recent Annual Report on Form 20-F, to the extent that it constitutes summaries of PRC law or legal conclusions in respect of PRC law, or summaries of PRC legal proceedings, or summarizes the terms and provisions of documents governed by PRC law, has been reviewed by us and is correct and accurate in all material respects; and our opinion set forth under “Enforceability of Civil Liabilities” in the Registration Statement, the General Disclosure Package and the Prospectus is confirmed. To the best of our knowledge, there are no current PRC statutes or regulations that might, in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company and the PRC Subsidiaries taken as a whole except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.
     L. The choice of the laws of the State of New York as the governing law of the Agreement is a valid choice of law under the laws of the PRC and courts of the PRC will honor this choice of law.
     M. No transaction tax, stamp duty or similar tax or duty or withholding or other taxes are payable by or on behalf of the Underwriter in the PRC with respect to (a) the sale and delivery of the Securities as contemplated by the Agreement and the Registration Statement, the General Disclosure Package and the Prospectus, (b) the holding or transfer of the Securities outside the PRC, or (c) the execution, delivery or enforcement of the Agreement. Under the laws of the PRC, the Company is not a resident of the PRC. Accordingly, provided the Company continues to be deemed by PRC authorities as not carrying on a trade or business in the PRC and not having its place of effective management in the PRC for PRC tax purposes, the Company will not be (1) subject to income tax imposed in the PRC or any subdivision thereof, other than PRC withholding tax on its income

(including dividends) derived from the PRC; (2) any dividends or distributions made by the Company on the Common Shares will not be subject to any PRC withholding tax; and (3) a holder or beneficial owner of the Securities or the Common Shares who is not a tax resident of the PRC will not be subject to any PRC transaction tax, stamp duty or PRC similar tax or duty or PRC withholding or other taxes upon any disposition of the Securities or Common Shares.
     N. Any final judgment for a fixed or readily calculable sum of money rendered by any court of the State of New York or of the United States located in the State of New York having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon the Agreement may be declared enforceable against the Company by the courts of the PRC in accordance with the requirements of PRC Civil Procedures Law if there are treaties between the PRC and the United States of America providing for such enforceability or reciprocity between jurisdictions to such effect, provided that (a) the judgment was not contrary to the legal principles, public policy, state sovereignty or security of the PRC, (b) the judgment was not given or obtained by fraud, (c) the judgment was not based on clear mistake of law or fact, (d) the judgment was not directly or indirectly for the payment of taxes or other charges of a like nature or of a fine or other penalty, (e) the judgment was for a definite sum of money, (f) the judgment was final and conclusive, (g) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (h) such judgments do not conflict with any other valid judgment in the same matter between the same parties, and (i) an action between the same parties in the same matter is not pending in any PRC court at the time the lawsuit is instituted in the New York Court.
     O. To the best of our knowledge after due and reasonable inquiries, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no PRC Subsidiary is in breach of the terms and conditions of any Approvals and there are no circumstances existing which might lead to suspension, revocation or withdrawal of any such Approvals or any conditions attached thereto being adversely altered.
     P. To the best of our knowledge after due and reasonable inquiries, no PRC Subsidiary has taken any action nor have any steps been taken or legal or administrative proceedings been commenced or threatened for the winding up, dissolution or liquidation of any PRC Subsidiary (as the case may be) or for the suspension, withdrawal, revocation or cancellation of any of their respective business licenses.
     Q. To the extent disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, each PRC Subsidiary possesses valid licenses in the patents in full force and effect or otherwise, in terms of the patents and trademarks disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, has the legal right to use, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them, and to the best of our knowledge after due and reasonable inquiries no PRC Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing.

     R. To the best of our knowledge after due and reasonable inquiries, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the PRC Subsidiaries are in compliance with any and all applicable environmental laws in the PRC.
     S. The execution, delivery and performance of the Agreement and the consummation of the transactions contemplated therein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities, compliance with the terms and provisions thereof, and the use of the proceeds from the sale of the Securities as described in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds” and compliance by the Company with its obligations under the Agreement will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any property or assets of the Company or any PRC Subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument governed by the laws of the PRC, known to us, to which the Company or such PRC Subsidiary is a party or by which they may be bound, or to which any of their property or assets is subject (except for such conflicts, breaches, defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the articles of association or other organizational document of any PRC Subsidiary or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court in the PRC, having jurisdiction over any PRC Subsidiary or any of their properties, assets or operations.
     T. To the best of our knowledge and after due and reasonable inquiries, there are no outstanding guarantees or contingent payment obligations of any PRC Subsidiary in respect of indebtedness of third parties except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.
     U. The PRC Subsidiaries are subject to potential civil and commercial law suits if any and no PRC Subsidiary and their properties, assets or revenues has any right of immunity, on any grounds, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief, or for the enforcement of judgment in the PRC, with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection with the Agreement.
     V. All descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of contracts and other documents governed by or under PRC law to which the Company or any PRC Subsidiary is a party are accurate in all material respects; to the best of our knowledge after due and reasonable inquiries, there are no material franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments to which any PRC Subsidiary is a party and which might, in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company or any PRC Subsidiary, taken as a whole, other than those described or referred to in the Registration Statement, the General Disclosure Package and the Prospectus.

     W. After due and reasonable inquiries, no facts insofar as they relate to matters of or relating to PRC law, PRC legal proceedings, or agreements or documents governed by PRC law have come to our attention which would lead us to believe that (i) the Registration Statement, at the time it became effective on July 14, 2008, including the information deemed to be part of the Registration Statement pursuant to Rule 430A under the Securities Act, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) the General Disclosure Package, as of the Applicable Time or as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) the Offering Memorandum, as of its issue date or as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
     We hereby consent to the use of this opinion in and to the reference to our name under the headings “Enforceability of Civil Liabilities”, and “Legal Matters” in the Registration Statement, the General Disclosure Package and the Prospectus.
          We are qualified lawyers in the PRC and are qualified to give this opinion in accordance with the published and publicly available laws and regulations of the PRC.
          For the purpose of giving this opinion, we have studied the relevant PRC laws and regulations and have examined certain documents provided to us by the Company and each PRC Subsidiary. We have also examined such other documents and made such other inquiries as we deemed necessary for the purpose of this opinion.
          In the examination of documents, we have assumed the following:
(a)	all documents submitted to us as copies conform to their originals and all documents submitted to us as originals are authentic;

(b)	all signatures, seals and chops on the documents are genuine;

(c)	all facts and information stated or given in the documents are true and correct; and

(d)	as to questions of fact material to the opinions expressed hereabove, we have, when facts were not independently established by us, relied upon relevant statements, approvals, certificates, licenses, or confirmations supplied to us by the Company and the PRC Subsidiaries.
          This opinion is rendered on the basis of the PRC laws effective as of the date of this letter. There is no assurance that any of such laws will not be changed, or amended in the future, with or without retroactive effect.
          We do not express legal opinions based on any law other than the laws of the PRC.

EXHIBIT D
MATERIAL AGREEMENTS
List of Material Agreements

EXHIBIT E
FORM OF LOCK-UP AGREEMENT
_________, 2008
Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, NY, 10005
And
Piper Jaffray & Co.
345 California Street, Suite 2400
San Francisco, CA 94104
     Re: Proposed Offering of Common Shares by Canadian Solar Inc.
     Ladies and Gentlemen:
     The undersigned understands that each of Deutsche Bank Securities Inc. and Piper Jaffray & Co. will act as representatives (together, the “Representatives”) of the Underwriters (the “Underwriters”) who propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Canadian Solar Inc. (the “Company”), providing for the offering (the “Offering”) of 3,500,000 common shares (the “Offered Securities”), no par value, of the Company (the “Common Shares”) pursuant to the Company’s registration statement to be filed on form F-3 with the Securities and Exchange Commission (the “Registration Statement”).
     In consideration of the Underwriters’ agreement to purchase the Offered Securities and make the Offering, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby irrevocably agrees that without the prior written consent of each Representative (which consent may be withheld in each Representative’s sole discretion), the undersigned will not, during the period commencing on the date of the final prospectus relating to the Offering and ending 90 days after the date of the Underwriting Agreement (including any extension thereof pursuant to the following paragraph, the “Lock-Up Period”), directly or indirectly: (1) offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any of the Common Shares, or any securities convertible into or exercisable or exchangeable for the Common Shares, whether now owned or hereafter acquired by the undersigned; (2) enter into any swap, derivative, or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, or any securities convertible into or exchangeable for the Common Shares, regardless of whether any such transaction described herein is to be settled by delivery of the Common Shares or such other securities, or by delivery of cash or otherwise; (3) make any demand for, or exercise any right with respect to, the registration of any of the Common Shares or any security convertible into or exercisable or exchangeable for the Common Shares; or (4) publicly announce any intention to do any of the foregoing.
     Anything herein to the contrary notwithstanding, if:
(1)	during the last 18 days of the Lock-Up Period the Company issues an earnings release or a release announcing material news or a material event relating to the Company occurs; or

(2)	prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the Lock-Up Period shall be extended and the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.
     The undersigned hereby acknowledges and agrees that, to extend the Lock-Up Period pursuant to the previous paragraph, written notice of any extension of the Lock-Up Period shall be delivered by the Representatives to the Company (in accordance with the notice provision in the Underwriting Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-up Agreement during the period from the date of this Lock-up Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.
     Notwithstanding the foregoing, the restrictions on the undersigned described in this Lock-Up Agreement shall not apply to:
(1)	any Common Shares acquired by the undersigned in open market transactions after completion of the Offering;

(2)	the transfer of any securities of the Company by means of a bona fide gift or, upon death of the undersigned, by will or intestate succession to the undersigned’s immediate family (which, when used herein, shall mean any relationship by blood, marriage or adoption not more remote than first cousin);

(3)	the transfer of any securities of the Company to a trust, the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family; or

(4)	the sale of any Common Shares effected pursuant to sales plans compliant with the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, in effect (without amendment or modification) on the date hereof;

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provided, however, that in all cases under clauses (1) through (3) above, (i) the undersigned provides prior written notice of any transfer to the Representatives, (ii) the transferee or distributee, as applicable, agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer and (iii) no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, shall be required or shall be voluntarily made in connection with such transfer (other than a filing on Form 4, Form 5, a Schedule 13D or a Schedule 13G required to be made after the expiration of the Lock-Up Period).
     The undersigned hereby agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of securities of the Company held by the undersigned, except in compliance with this Lock-Up Agreement.
     It is understood that the undersigned will be immediately released from the undersigned’s obligations under this Lock-Up Agreement in the event (i) the Underwriting Agreement is not executed by the parties on or before September 30, 2008, (ii) the Company notifies the Representatives prior to the execution of the Underwriting Agreement in writing that it does not intend to proceed with the Offering, or (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities pursuant to the Underwriting Agreement.
     The undersigned recognizes that the Offering will benefit the undersigned and the Company. The undersigned acknowledges that the Underwriters are relying on the representations and agreements of the undersigned contained in this Lock-Up Agreement in carrying out the Offering and in entering into the Underwriting Agreement.
[Remainder of Page Intentionally Left Blank.]

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     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. This Lock-Up Agreement is irrevocable and all authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

Signature

Printed Name

Capacity

(Indicate capacity of person signing if signing as custodian or trustee or on behalf of an entity)

Address:

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